Exhibit 99.1

IMMEDIATE RELEASE

Graham Corporation Reports

Fiscal 2017 Third Quarter Results

•	Third quarter net sales of $23 million compared with $17 million in third quarter of fiscal 2016

•	Net income of $1.8 million, or $0.19 per share, compared with $1.3 million, or $0.13 per share, for the prior-year third quarter

•	Fiscal 2017 revenue expectations tightened to range of $88 million to $92 million

BATAVIA, NY, February 1, 2017 – Graham Corporation (NYSE: GHM), a global business that designs, manufactures and sells critical equipment for the oil refining, petrochemical, power and defense industries, today reported financial results for its third quarter and nine months ended December 31, 2016. Graham’s current fiscal year ends March 31, 2017 (“fiscal 2017”).

Net sales in the third quarter were $22.7 million, compared with net sales of $17.3 million in the third quarter of the fiscal year ended March 31, 2016 (“fiscal 2016”). Net income in the third quarter was $1.8 million, or $0.19 per diluted share, compared with $1.3 million, or $0.13 per diluted share, in the prior-year third quarter.

James R. Lines, Graham’s President and Chief Executive Officer, commented, “Our diversification strategies positively impacted the third quarter results, with approximately one-third of our sales coming from the U.S. Navy and nuclear power markets. Additionally, our gross margin in the quarter was significantly and favorably impacted by conversion of a non-typical order. Our diversification into markets not directly correlated to energy has certainly benefited recent performance and is expected to drive long-term growth.”

Third Quarter Fiscal 2017 Sales Review

(See accompanying financial tables for a breakdown of sales by industry and region)

Sales growth was favorably impacted by execution of a large non-typical order received in the second quarter of fiscal 2017. Additionally, sales to the power market were up to $4.4 million compared with $2.7 million in the third quarter of fiscal 2016. Ongoing weakness in the global energy markets is expected to continue to impact Graham’s traditional refining and chemical/petrochemical businesses for the remainder of fiscal 2017. From a geographic perspective, sales to the U.S. were significantly higher than the prior-year third quarter, while sales to most international markets were down.

Fluctuations in Graham’s sales among geographic locations and industries can vary measurably from quarter-to-quarter based on the timing and magnitude of projects. Graham does not believe that such quarter-to-quarter fluctuations are indicative of business trends, which it believes are more apparent on a trailing twelve month basis.

Graham Corporation Reports Fiscal 2017 Third Quarter Results

February 1, 2017

Third Quarter Fiscal 2017 Operating Performance Review

($ in millions)	Q3 FY17	Q3 FY16	Change	% Change
Net sales	$22.7	$17.3	$5.3	31%
Gross profit	$6.3	$3.5	$2.8	79%
Gross margin	27.8%	20.3%
Operating profit	$2.5	$1.6	$0.9	59%
Operating margin	11.0%	9.1%
Net income	$1.8	$1.3	$0.6	44%
Diluted EPS	$0.19	$0.13	$0.06	46%

Third quarter gross profit and margin significantly benefited from a large non-typical order that began converting in the quarter. The prior-year third quarter was hampered by a very unfavorable mix of projects which were converted.

Selling, general and administrative (“SG&A”) expenses increased 2% to $3.8 million. SG&A as a percent of sales was 17% in the third quarter of fiscal 2017 compared with 22% in the same prior-year period.

Operating profit in the prior-year third quarter benefited from $1.8 million of other income resulting from cancellation charges that were negotiated and settled with customers in that period.

During the third quarter of fiscal 2017, Graham had an effective tax rate of 29%. The effective tax rate in the third quarter of fiscal 2016 was 22%, which was favorably impacted by the U.S. government’s retroactive reinstatement of the federal research and development tax credit during the Company’s fiscal third quarter 2016.

To summarize, the increase in net income in the third quarter of fiscal 2017 reflects higher revenue and improved gross margin, offset by the impact of cancellation charges recorded in last year’s quarter and a lower effective tax rate in last year’s quarter.

The comparison of Adjusted EBITDA (consolidated net income before interest expense and income, income taxes, depreciation and amortization and a nonrecurring restructuring charge where applicable) was impacted by similar factors:

($ in millions)	Q3 FY17	Q3 FY16	Change	% Change
Adjusted EBITDA	$3.1	$2.2	$0.9	41%
Adjusted EBITDA margin	13.6%	12.6%

Graham believes that, when used in conjunction with measures prepared in accordance with GAAP, Adjusted EBITDA and Adjusted EBITDA margin (Adjusted EBITDA as a percentage of sales), which are non-GAAP measures, help in the understanding of its operating performance. Graham’s credit facility also contains ratios based on EBITDA. See the attached tables for additional important disclosures regarding Graham’s use of Adjusted EBITDA and Adjusted EBITDA margin as well as a reconciliation of net income to Adjusted EBITDA.

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Graham Corporation Reports Fiscal 2017 Third Quarter Results

February 1, 2017

First Nine Months Fiscal 2017 Review

($ in millions)	YTD FY17	YTD FY16	Change	% Change
Net sales	$66.1	$67.7	$(1.6)	(2%)
Gross profit	$15.4	$18.7	$(3.3)	(18%)
Gross margin	23.3%	27.6%
Operating profit	$4.2	$7.9	$(3.7)	(47%)
Operating margin	6.3%	11.6%
Net income	$3.2	$5.6	$(2.4)	(43%)
Diluted EPS	$0.33	$0.56	$(0.23)	(41%)

International sales of $17.0 million in the first nine months of fiscal 2017 represented 26% of total sales, compared with $24.0 million, or 35% of sales, in the same prior-year period. Sales to the U.S. were $49.1 million, or 74%, of net first nine months sales in fiscal 2017 compared with $43.7 million, or 65%, of fiscal 2016 first nine months net sales.

The decrease in the fiscal 2017 first nine months gross margin reflects lower pricing due to the deteriorating market conditions experienced over the past two years.

SG&A in the fiscal 2017 first nine months was $10.6 million, $2 million, or 16%, lower than the prior-year period. As a percent of sales, SG&A was 16% in the first nine months of fiscal 2017 compared with 19% in the same prior-year period. This improvement reflects lower commissions, lower compensation costs and other actions taken to reduce costs, as well as the benefit of insurance proceeds recorded in the second quarter of fiscal 2017.

Operating profit and margin were impacted by the above factors as well as the inclusion of a $0.6 million restructuring charge in fiscal 2017 and the $1.8 million cancellation charge income noted above as realized in fiscal 2016.

Excluding a $0.4 million net of tax, nonrecurring restructuring charge recorded in the first nine months of fiscal 2017, adjusted net income, a non-GAAP number, was $3.7 million or $0.38 per diluted share. Graham believes that, when used in conjunction with measures prepared in accordance with GAAP, adjusted net income helps in the understanding of its operating performance. See the attached tables for additional important disclosures regarding Graham’s use of adjusted net income as well as a reconciliation of GAAP net income to non-GAAP adjusted net income.

The comparison of Adjusted EBITDA reflects similar factors:

($ in millions)	YTD FY17	YTD FY16	Change	% Change
Adjusted EBITDA	$6.5	$9.7	$(3.1)	(33%)
Adjusted EBITDA margin	9.9%	14.3%

See the attached tables for additional important disclosures regarding Graham’s use of Adjusted EBITDA and Adjusted EBITDA margin as well as a reconciliation of net income to Adjusted EBITDA.

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Graham Corporation Reports Fiscal 2017 Third Quarter Results

February 1, 2017

Balance Sheet Strengthens

Cash, cash equivalents and investments at December 31, 2016 were $72.7 million, up $7.6 million from the end of fiscal 2016. The balance at December 31 reflects strong customer deposits that are expected to unwind over the next couple of quarters.

Cash provided by operations in the first nine months of fiscal 2017 was $10.7 million, compared with $22.2 million in the first nine months of fiscal 2016. The reduction was primarily due to lower net income in fiscal 2017 year-to-date as well as unusually high cash flow from working capital in the prior-year period.

Capital expenditures were $0.2 million in the first nine months compared with $0.9 million in the same prior-year period. The Company expects capital expenditures for fiscal 2017 to be approximately $0.5 million for the full year. Capital investments are expected to be used for equipment upgrades and productivity enhancements.

Dividend payments were $2.6 million for the first nine months of fiscal 2017, slightly higher than $2.4 million in the prior-year first nine months.

Graham had neither borrowings under its credit facility, nor any long-term debt outstanding, at December 31, 2016.

Backlog Continues to Demonstrate Success of Diversification Strategy

Backlog at the end of the fiscal 2017 first nine months was $99.1 million, down $4.9 million sequentially from the end of the fiscal 2017 second quarter due to continued weakness within the energy markets.

The Company’s backlog mix by industry continues to highlight the success of its diversification strategy to increase sales to the U.S. Navy and the power industry. Backlog by industry at December 31, 2016 was approximately:

•	17% for refinery projects

•	14% for chemical/petrochemical projects

•	9% for power projects, including nuclear

•	57% for U.S. Navy projects

•	3% for other industrial applications

The expected timing for that backlog to convert to sales is as follows:

•	Within next 12 months: 50% to 55%

•	Within 12 to 24 months: 5% to 10%

•	Beyond 24 months: 35% to 40%

Orders in the third quarter of $17.7 million were down 21% from $22.3 million in the same prior-year period, as the order climate remains volatile. Orders from U.S. customers were $10.4 million, or 59%, and orders from international markets were $7.3 million, or 41%, in the third quarter of fiscal 2017. During the fiscal 2017 third quarter, an order for $0.4 million which had been on hold was moved into active status. At December 31, 2016 two refining orders in backlog valued at $6.5 million remain on hold.

Orders for the first nine months of fiscal 2017 were $57.1 million, compared with $66.8 million in the first nine months of fiscal 2016. Orders from U.S. customers were $39.4 million, or 69%, and orders from international markets were $17.7 million, or 31%, in the first nine months of fiscal 2017. This compares with 55% U.S. and 45% international in the first nine months of fiscal 2016.

Graham expects that the balance between domestic and international orders will continue to be variable between quarters.

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Graham Corporation Reports Fiscal 2017 Third Quarter Results

February 1, 2017

FY 2017 Guidance Update and Outlook

Mr. Lines stated, “As we enter the fourth quarter of our fiscal year, we have clearer visibility into our expected full year performance. Accordingly, we’ve tightened our revenue expectations within our prior range. Our gross margin and SG&A guidance are unchanged and we lowered our tax rate guidance. Looking forward, we anticipate SG&A at a quarterly run rate of approximately $4 million.”

Graham is updating its fiscal 2017 guidance, as follows:

•	Revenue is anticipated to be between $88 and $92 million

•	Gross margin is expected to be between 21% and 23%

•	SG&A expense is expected to be between $15 and $15.5 million, inclusive of the $0.6 million restructuring charge

•	Effective tax rate is anticipated to be between 28% and 30%

Mr. Lines concluded, “There are positive qualitative indications within our energy markets that improvement is underway, however, it has not yet translated into quantitative improvement in the number or quality of bidding opportunities. We expect that improvement will materialize in due course, consistent with normal energy cycle performance.”

Webcast and Conference Call

Graham’s management will host a conference call and live webcast today at 11:00 a.m. Eastern Time to review Graham’s financial condition and operating results for the fiscal 2017 third quarter, as well as its strategy and outlook. The review will be accompanied by a slide presentation which will be made available immediately prior to the conference call on Graham’s website at www.graham-mfg.com under the heading “Investor Relations.” A question-and-answer session will follow the formal presentation.

Graham’s conference call can be accessed by calling (201) 689-8560. Alternatively, the webcast can be monitored on Graham’s website at www.graham-mfg.com under the heading “Investor Relations.”

A telephonic replay will be available from approximately 2:00 p.m. Eastern Time on the day of the call through Wednesday, February 8, 2017. To listen to the archived call, dial (412) 317-6671, and enter conference ID number 13652421. A transcript of the call will be placed on Graham’s website, once available.

ABOUT GRAHAM CORPORATION

Graham is a global business that designs, manufactures and sells critical equipment for the energy, defense and chemical/petrochemical industries. Energy markets include oil refining, cogeneration, nuclear and alternative power. For the defense industry, the Company’s equipment is used in nuclear propulsion power systems for the U.S. Navy. Graham’s global brand is built upon world-renowned engineering expertise in vacuum and heat transfer technology, responsive and flexible service and unsurpassed quality. Graham designs and manufactures custom-engineered ejectors, vacuum pumping systems, surface condensers and vacuum systems. Graham is also a leading nuclear code accredited fabrication and specialty machining company. Graham supplies components used inside reactor vessels and outside containment vessels of nuclear power facilities. Graham’s equipment can also be found in other diverse applications such as metal refining, pulp and paper processing, water heating, refrigeration, desalination, food processing, pharmaceutical, heating, ventilating and air conditioning. Graham’s reach spans the globe and its equipment is installed in facilities from North and South America to Europe, Asia, Africa and the Middle East. Graham routinely posts news and other important information on its website, www.graham-mfg.com, where additional comprehensive information on Graham Corporation and its subsidiaries can be found.

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Graham Corporation Reports Fiscal 2017 Third Quarter Results

February 1, 2017

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “confidence,” “projects,” “typically,” “outlook,” “anticipates,” “believes,” “appears,” “could,” “opportunities,” “seeking,” “plans,” “aim,” “pursuit,” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, expected expansion and growth opportunities within its domestic and international markets, anticipated revenue, the timing of conversion of backlog to sales, market presence, profit margins, tax rates, foreign sales operations, its ability to improve cost competitiveness, customer preferences, changes in market conditions in the industries in which it operates, changes in commodities prices, the effect on its business of volatility in commodities prices, changes in general economic conditions and customer behavior, forecasts regarding the timing and scope of the economic recovery in its markets, its acquisition and growth strategy and the expected performance of Energy Steel & Supply Co. and its operations in China, are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission, included under the heading entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information contact:

Jeffrey F. Glajch	Deborah K. Pawlowski / Karen L. Howard
Vice President - Finance and CFO	Kei Advisors LLC
Phone: (585) 343-2216	Phone: (716) 843-3908 / (716) 843-3942
jglajch@graham-mfg.com	dpawlowski@keiadvisors.com / khoward@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Graham Corporation Reports Fiscal 2017 Third Quarter Results

February 1, 2017

Graham Corporation

Third Quarter Fiscal 2017

Consolidated Statements of Operations—Unaudited

(Amounts in thousands, except per share data)

	Three Months Ended December 31,			Nine Months Ended December 31,
	2016	2015	% Change	2016	2015	% Change
Net sales	$22,654	$17,323	31%	$66,145	$67,738	(2%)
Cost of products sold	16,353	13,799	19%	50,723	49,042	3%

Gross profit	6,301	3,524	79%	15,422	18,696	(18%)
Gross margin	27.8%	20.3%		23.3%	27.6%
Other expenses and income:
Selling, general and administrative	3,746	3,680	2%	10,462	12,447	(16%)
Selling, general and administrative – amortization	58	58	0%	175	175	0%
Restructuring charge	—	—	NA	630	—	NA
Other income	—	(1,784)	NA	—	(1,784)	NA

Operating profit	2,497	1,570	59%	4,155	7,858	(47%)

Operating margin	11.0%	9.1%		6.3%	11.6%
Interest income	(100)	(72)	39%	(272)	(177)	54%
Interest expense	3	4	(25%)	7	8	(13%)

Income before provision for income taxes	2,594	1,638	58%	4,420	8,027	(45%)
Provision for income taxes	754	364	107%	1,198	2,416	(50%)

Net income	$1,840	$1,274	44%	$3,222	$5,611	(43%)

Per share data:
Basic:
Net income	$0.19	$0.13	46%	$0.33	$0.56	(41%)

Diluted:
Net income	$0.19	$0.13	46%	$0.33	$0.56	(41%)

Weighted average common shares outstanding:
Basic	9,727	9,922		9,709	10,051
Diluted	9,733	9,927		9,714	10,059
Dividends declared per share	$0.09	$0.08		$0.27	$0.24

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Graham Corporation Reports Fiscal 2017 Third Quarter Results

February 1, 2017

Graham Corporation

Third Quarter Fiscal 2017

Consolidated Balance Sheets—Unaudited

(Amounts in thousands, except per share data)

	December 31, 2016	March 31, 2016
Assets
Current assets:
Cash and cash equivalents	$37,677	$24,072
Investments	35,000	41,000
Trade accounts receivable, net of allowances ($30 and $91 at December 31 and March 31, 2016, respectively)	11,490	12,730
Unbilled revenue	14,503	11,852
Inventories	9,109	10,811
Prepaid expenses and other current assets	1,060	613
Income taxes receivable	550	1,652

Total current assets	109,389	102,730
Property, plant and equipment, net	17,384	18,747
Goodwill	6,938	6,938
Permits	10,300	10,300
Other intangible assets, net	4,113	4,248
Other assets	204	168

Total assets	$148,328	$143,131

Liabilities and stockholders’ equity
Current liabilities:
Current portion of capital lease obligations	$55	$55
Accounts payable	8,071	10,325
Accrued compensation	4,977	5,317
Accrued expenses and other current liabilities	3,486	3,826
Customer deposits	15,095	8,400

Total current liabilities	31,684	27,923
Capital lease obligations	119	157
Accrued compensation	11	—
Deferred income tax liability	3,967	3,546
Accrued pension liability	797	1,338
Accrued postretirement benefits	809	787

Total liabilities	37,387	33,751

Stockholders’ equity:
Preferred stock, $1.00 par value, 500 shares authorized	—	—
Common stock, $.10 par value, 25,500 shares authorized 10,545 and 10,468 shares issued and 9,729 and 9,646 shares outstanding at December 31 and March 31, 2016, respectively	1,054	1,047
Capital in excess of par value	22,843	22,315
Retained earnings	109,619	109,013
Accumulated other comprehensive loss	(10,285)	(10,676)
Treasury stock (816 and 822 shares at December 31 and March 31, 2016, respectively)	(12,290)	(12,319)

Total stockholders’ equity	110,941	109,380

Total liabilities and stockholders’ equity	$148,328	$143,131

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Graham Corporation Reports Fiscal 2017 Third Quarter Results

February 1, 2017

Graham Corporation

Third Quarter Fiscal 2017

Consolidated Statements of Cash Flows—Unaudited

(Amounts in thousands)

	Nine Months Ended December 31,
	2016	2015
Operating activities:
Net income	$3,222	$5,611
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,571	1,675
Amortization	175	175
Amortization of unrecognized prior service cost and actuarial losses	1,043	911
Stock-based compensation expense	433	540
Loss (gain) on disposal or sale of property, plant and equipment	1	(1)
Deferred income taxes	10	596
(Increase) decrease in operating assets:
Accounts receivable	1,126	6,329
Unbilled revenue	(2,651)	10,152
Inventories	1,697	2,186
Prepaid expenses and other current and non-current assets	(489)	(420)
Income taxes payable/receivable	1,109	(2,531)
Prepaid pension asset	—	(917)
Increase (decrease) in operating liabilities:
Accounts payable	(2,173)	(2,216)
Accrued compensation, accrued expenses and other current and non-current liabilities	(558)	(3,795)
Customer deposits	6,699	3,944
Long-term portion of accrued compensation, accrued pension liability and accrued postretirement benefits	(508)	(68)

Net cash provided by operating activities	10,707	22,171

Investing activities:
Purchase of property, plant and equipment	(241)	(883)
Proceeds from disposal of property, plant and equipment	—	4
Purchase of investments	(39,000)	(36,000)
Redemption of investments at maturity	45,000	27,000

Net cash provided (used) by investing activities	5,759	(9,879)

Financing activities:
Principal repayments on capital lease obligations	(38)	(42)
Issuance of common stock	79	97
Dividends paid	(2,616)	(2,415)
Purchase of treasury stock	(29)	(5,852)
Excess tax (deficiency) benefit on stock awards	(26)	5

Net cash used by financing activities	(2,630)	(8,207)

Effect of exchange rate changes on cash	(231)	(141)

Net increase in cash and cash equivalents	13,605	3,944
Cash and cash equivalents at beginning of year	24,072	27,271

Cash and cash equivalents at end of period	$37,677	$31,215

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Graham Corporation Reports Fiscal 2017 Third Quarter Results

February 1, 2017

Graham Corporation

Third Quarter Fiscal 2017

Adjusted Net Income Reconciliation—Unaudited

(Amounts in thousands, except per share data)

	Three Months Ended				Nine Months Ended
	December 31,				December 31,
	2016		2015		2016		2015
		Per Diluted Share		Per Diluted Share		Per Diluted Share		Per Diluted Share
Net income	$1,840	$0.19	$1,274	$0.13	$3,222	$0.33	$5,611	$0.56
+ Restructuring charge	—	—	—	—	630	0.06	—	—
- Tax effect	—	—	—	—	(189)	(0.02)	—	—

Adjusted net income	$1,840	$0.19	$1,274	$0.13	$3,663	$0.38	$5,611	$0.56

Non-GAAP Financial Measure:

Adjusted net income is defined as GAAP net income excluding a nonrecurring restructuring charge. Adjusted net income is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Graham believes that providing non-GAAP information such as Adjusted net income is important for investors and other readers of Graham’s financial statements, as it is used as an analytical indicator by Graham’s management to better understand operating performance. Because Adjusted net income is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted net income, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Graham Corporation

Third Quarter Fiscal 2017

Adjusted EBITDA Reconciliation—Unaudited

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income	$1,840	$1,274	$3,222	$5,611
+ Net interest income	(97)	(68)	(265)	(169)
+ Income taxes	754	364	1,198	2,416
+ Depreciation & amortization	581	607	1,746	1,850
+ Restructuring charge	—	—	630	—

Adjusted EBITDA	$3,078	$2,177	$6,531	$9,708

Adjusted EBITDA margin %	13.6%	12.6%	9.9%	14.3%

Non-GAAP Financial Measure:

Adjusted EBITDA is defined as consolidated net income before interest expense and income, income taxes, depreciation and amortization and a nonrecurring restructuring charge. Adjusted EBITDA margin is Adjusted EBITDA divided by sales. Adjusted EBITDA and Adjusted EBITDA margin are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Graham believes that providing non-GAAP information such as Adjusted EBITDA and Adjusted EBITDA margin are important for investors and other readers of Graham’s financial statements, as they are used as analytical indicators by Graham’s management to better understand operating performance. Graham’s credit facility also contains ratios based on EBITDA. Because Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures and are thus susceptible to varying calculations, Adjusted EBITDA and Adjusted EBITDA margin, as presented, may not be directly comparable to other similarly titled measures used by other companies.

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Graham Corporation Reports Fiscal 2017 Third Quarter Results

February 1, 2017

Graham Corporation

Third Quarter Fiscal 2017

Additional Information—Unaudited

ORDER & BACKLOG TREND

($ in millions)

	Q116	Q216	Q316	Q416	FY2016	Q117	Q217	Q317
	Total	Total	Total	Total	Total	Total	Total	Total
Orders	$24.0	$20.6	$22.3	$17.1	$84.0	$14.6	$24.8	$17.7
Backlog	$110.1	$108.1	$113.2	$108.0	$108.0	$99.9	$104.0	$99.1

SALES BY INDUSTRY FY 2017

($ in millions)

	Q1	% of	Q2	% of	Q3	% of
FY 2017	6/30/16	Total	9/30/16	Total	12/31/16	Total
Refining	$7.2	32%	$6.7	32%	$6.3	28%
Chemical/Petrochemical	$5.2	23%	$5.1	24%	$4.3	19%
Power	$4.7	21%	$6.1	29%	$4.4	19%
Defense and Other Industrial	$5.3	24%	$3.2	15%	$7.7	34%

Total	$22.4		$21.1		$22.7

SALES BY INDUSTRY FY 2016

($ in millions)

	Q1	% of	Q2	% of	Q3	% of	Q4	% of		% of
FY 2016	6/30/15	Total	9/30/15	Total	12/31/15	Total	3/31/16	Total	FY2016	Total
Refining	$7.8	28%	$7.2	32%	$6.2	36%	$7.8	35%	$29.0	32%
Chemical/Petrochemical	$11.3	41%	$7.3	32%	$4.8	28%	$6.0	27%	$29.4	33%
Power	$3.7	13%	$3.0	13%	$2.7	16%	$5.2	23%	$14.6	16%
Defense and Other Industrial	$4.8	18%	$5.3	23%	$3.6	20%	$3.3	15%	$17.0	19%

Total	$27.6		$22.8		$17.3		$22.3		$90.0

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Graham Corporation Reports Fiscal 2017 Third Quarter Results

February 1, 2017

Graham Corporation

Third Quarter Fiscal 2017

Additional Information—Unaudited

(Continued)

SALES BY REGION FY 2017

($ in millions)

FY 2017	Q1 6/30/16	% of Total	Q2 9/30/16	% of Total	Q3 12/31/16	% of Total
United States	$16.3	73%	$15.4	73%	$17.5	77%
Middle East	$1.0	4%	$0.5	2%	$0.8	3%
Asia	$3.1	14%	$1.2	6%	$1.6	7%
Other	$2.0	9%	$4.0	19%	$2.8	13%

Total	$22.4		$21.1		$22.7

SALES BY REGION FY 2016

($ in millions)

FY 2016	Q1 6/30/15	% of Total	Q2 9/30/15	% of Total	Q3 12/31/15	% of Total	Q4 3/31/16	% of Total	FY2016	% of Total
United States	$17.6	64%	$15.2	67%	$10.8	62%	$13.4	60%	$57.0	63%
Middle East	$3.3	12%	$3.8	17%	$1.7	10%	$2.2	10%	$11.0	12%
Asia	$2.9	11%	$0.8	3%	$1.6	9%	$3.6	16%	$8.9	10%
Other	$3.8	13%	$3.0	13%	$3.2	19%	$3.1	14%	$13.1	15%

Total	$27.6		$22.8		$17.3		$22.3		$90.0

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